Exhibit 21.0 List of Subsidiaries


                              LIST OF SUBSIDIARIES


NAME                                PERCENTAGE OF OWNERSHIP
----                                -----------------------


Video Tutorial Service, Inc                100%

Math Channel, Inc.                         100%